SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

228 Park Ave. S #61130

New York, NY 10003-1502

(Address of principal executive offices)

(917) 677-2084

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2015, Infinity Augmented Reality, Inc. (the “Company” or “we”) entered into a definitive agreement (the “Agreement”) relating to a private placement (the “Private Placement”), initially, of $1,250,000 in principal amount of the Company’s convertible notes (the “Notes”) to Singulariteam Fund L.P. (f/k/a Genesis Angels Fund, LP) (“Singulariteam”), Platinum Partners Value Arbitrage Fund, LP, both existing stockholders of the Company, and Sun Corporation of Japan (collectively, the “Investors”). By their terms, the Notes are convertible into 71,621,565 shares of Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) which has not, as of the date hereof, been created. The Agreement provides that upon (and subject to) the filing by the Company with the Secretary of State of Nevada of an effective certificate of designation in respect of the Series B Preferred Stock (the “Series B Designation”), the Investors have agreed to invest an additional $3,750,000 to purchase 214,864,694 shares of Series B Preferred Stock.

The Company has filed with the Securities and Exchange Commission (“SEC”) a preliminary information statement on Schedule 14C respecting, among other things, an increase in authorized capital including an increase in the number of authorized shares of Preferred Stock that the Company would be authorized to issue from time to time. As of the date hereof, the Authorized Share Increase has not been implemented. Upon implementation, the Company will be able to effectuate the Series B Designation and file the Series B Preferred Stock.

Under the terms of the Notes, the occurrence of any of the following constitute events of default (each an “Event of Default”): (i) the Company’s failure to pay the principal or interest when due; (ii) the commencement of any bankruptcy or liquidation proceedings, or the appointment of a receiver or trustee over the whole or any part of the Company's assets, provided that any of the aforementioned actions or proceedings is not canceled within 60 days of its commencement; or (iii) the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of the Company's assets, where such attachment or execution proceeding is not discharged within 60 days.

The Series B Preferred Stock shares shall have a liquidation preference of three (3) times the amount that has been invested plus 1.2% per year, provided that if the amount of proceeds to be received in an actual or deemed liquidation which be distributed on an as converted basis prior to calculating of the liquidation preference, the preferred shares will instead be converted to Common Stock. The Series B Preferred Stock may be converted to common stock at any time and shall be automatically converted to Common Stock if the Company has a public offering raising at least $20 million. The Series B Preferred Stock will have special approval rights, will have a right to elect a director, a preemptive right, drag along rights and a right of first refusal.

The offering of the Notes was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offers and sales involved existing investors; (2) the investors had access to information regarding the Company; (3) each investor represented that it: (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company, (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof and (d) was an “accredited investor”; and (4) a restrictive legend was placed on each certificate or other instrument evidencing the Purchased Securities.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.2	Series B Preferred Share Purchase Agreement between the Company and the investors thereof, dated April 6, 2015.

10.3	Press release issued April 8, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY AUGMENTED REALITY, INC.

Dated: April 8, 2015	By:	/s/ Ortal Zanzuri
Ortal Zanzuri
Treasurer & Chief Financial Office

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